SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|X| Preliminary proxy statement
|_| Definitive proxy statement
|_| Definitive additional materials
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        SUPER VISION INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)

                        SUPER VISION INTERNATIONAL, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
|_| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
         ----------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
         ----------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
         ----------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
         ----------------------------------------------------------------------
(5)      Total fee paid:

|_|   Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
         ----------------------------------------------------------------------
(2)      Form, schedule or registration statement no.:
         ----------------------------------------------------------------------
(3)      Filing party:
         ----------------------------------------------------------------------
(4)      Date filed:
         ----------------------------------------------------------------------
------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                        SUPER VISION INTERNATIONAL, INC.

                                2442 Viscount Row
                             Orlando, Florida 32809

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD May 19, 1997

To our stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of SUPER VISION INTERNATIONAL, INC., will be held at the Adams Mark Hotel, 1500 Sand Lake Road, Orlando, Florida 32809 on May 19, 1997, at 9:30 A.M. Eastern Standard Time, for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2. To approve an amendment to the Company's 1994 Stock Option Plan in order to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 150,000 to 250,000;

3. To approve an amendment to the Company's Certificate of Incorporation to amend Article Fourth thereof to allow for certain limited transfers of the Class B Common Stock;

4. To approve and ratify the appointment of Coopers & Lybrand, L.L.P. as the independent auditors of the Company; and

5. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         The close of business on April 14, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly in the accompanying envelope which requires no postage if mailed in the United States.

                                    By Order of the Board of Directors


                                    Brett Kingstone, Chairman of the Board,
                                      President and Chief Executive Officer

Orlando, Florida
April    , 1997

                      ------------------------------------


                                 PROXY STATEMENT

                      ------------------------------------



         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Super Vision International, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Stockholders to be held at the Adams Mark Hotel, 1500 Sand Lake Road, Orlando, Florida 32809 on May 19, 1997, at 9:30 A.M. Eastern Standard Time, and at any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted for the Proposals listed below and, in the best judgment of those so appointed, will be voted on any other matters as may come before the meeting. Any stockholder giving such a proxy may revoke it at any time before it is exercised.

         Only holders of shares of Class A Common Stock, $.001 par value per share ("Class A Common Stock") and Class B Common Stock, $.001 par value per share ("Class B Common Stock") of record at the close of business on April 14, 1997 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 1,680,946 shares of Class A Common Stock, each entitled to one vote upon all matters to be acted upon at the meeting, and 483,264 shares of Class B Common Stock, each entitled to five votes upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Class A Common Stock and Class B Common Stock represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Class A Common Stock and Class B Common Stock so represented is necessary to elect the nominees for election as directors and the affirmative vote of a majority of the Class A Common Stock and Class B Common Stock so represented, excluding broker non-votes, is necessary to approve and ratify the amendment to the 1994 Stock Option Plan and the appointment of Coopers & Lybrand, L.L.P. as the independent auditors of the Company. The affirmative vote of a majority of the Class A Common Stock and a majority of the Class B Common Stock so represented, excluding broker non-votes, each voting as a separate class, is necessary to approve the amendment to the Company's Certificate of Incorporation. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

         The principal executive offices of the Company are located at 2442 Viscount Row, Orlando, Florida 32809. The Company expects to mail this Proxy Statement and the accompanying form of proxy on or about April , 1997.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information concerning stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, each director of the Company, each executive officer of the Company named under "Executive Compensation" and all executive officers and directors of the Company as a group as of April 14, 1997:

                                                         Percent of
       Name and Address of Beneficial               Amount and Nature of         Outstanding         Percent of
          Owner or Identity of Group                Beneficial Ownership        Common Stock        Voting Power
Brett M. Kingstone
   2442 Viscount Row
   Orlando, Florida 32809...................                 781,451 (1)              36.11%            66.45%
Edgar Protiva...............................                  18,208 (2)                 *                 *
Eric Protiva................................                  18,208 (2)                 *                 *
Brian McCann................................                   7,000 (3)                 *                 *
Anthony Castor..............................                   6,000 (3)(4)
Hayward Industries, Inc.....................                 249,480 (5)              11.53%             6.05%
All executive officers and directors
   as a group (7 persons)...................                 864,201 (6)              39.93%            62.98%

----------------

*        Less than 1%.

(1) 483,264 of such shares are Class B Common Stock. Includes 298,187 shares of Class A Common Stock issuable upon exercise of options and warrants. Does not include options to purchase 5,000 shares of Class A Common Stock issuable upon exercise of options not currently exercisable. Mr. Kingstone has granted Hayward Industries, Inc. an option (the "Hayward Option") to purchase up to 28,918 shares of Class A Common Stock issuable upon exercise of warrants to purchase 289,187 shares of Class A Common Stock granted to Mr. Kingstone in March 1997 at $7.00 which option will vest only upon the exercise of the warrants by Mr. Kingstone. Effective March 31, 1997, Mr. Kingstone delivered 2,891,870 shares of Class B Common Stock held in escrow to the Company for cancellation.

(2) All of such shares are Class A Common Stock and includes shares held in escrow which are subject to forfeiture and will be contributed to the capital of the Company if the Company does not attain certain earnings levels or the market price of the Company's Class A Common Stock does not achieve certain targets, during the next one and one-half years. Includes 8,000 shares issuable upon the exercise of such individual's Director Options.

(3) All of such shares are Class A Common Stock and are issuable upon the exercise of such individual Directors Options.

(4) Excludes shares of Class A Common Stock beneficially owned by Hayward Industries, Inc. Mr. Castor is the President and Chief Executive Officer of Hayward Industries, Inc.

(5) The address of such stockholder is 900 Fairmont Avenue, Elizabeth, New Jersey 07207. Represents shares of Class A Common Stock. Does not include (a) warrants to purchase up to 249,480 shares of Class A Common Stock at $8.02 per share, subject to the satisfaction of certain contingencies set forth in a distributorship agreement with the Company, (b) warrants to purchase up to 522,000 shares of Class A Common Stock, subject to exercise of the Company's other outstanding Class A Warrants and Class B Warrants, and (c) up to 28,918 shares issuable upon exercise of the Hayward Option described in footnote (1) above.

(6) Includes 360,521 shares issuable upon exercise of options and warrants held by directors and executive officers of the Company. Does not include an aggregate of 14,666 shares issuable upon exercise of options held by executive officers of the Company which are not exercisable during the next 60 days.


                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the meeting, five directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. Management recommends that the persons named below be elected as directors of the Company and it is intended that the accompanying proxy will be voted for the election as directors of the five persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

         The following sets forth the names and ages of the five nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         Brett Kingstone (37) has been Chairman of the Board, Chief Executive Officer and President of the Company since he founded the Company in January 1991. From October 1985 until January 1991, Mr. Kingstone acted as an independent consultant in the area of fiber optic technology. From December 1988 until October 1989, he served as President of Fibermedia Corporation in Boulder, Colorado. From January 1984 to August 1985, he was a partner in Kingstone Prato, Inc., a venture capital partnership in Boulder, Colorado. From August 1981 through December 1983, he served as Vice President of Sales of Gekee Fiber Optics, Inc. in Palo Alto, California. Mr. Kingstone is a graduate of Stanford University and the author of two books - The Student Entrepreneur's Guide (McGraw-Hill) and The Dynamos (John Wiley & Sons; Koksaido Press).

         Edgar Protiva (54) became a director of the Company in March 1994. For more than the past five years, Mr. Protiva has been engaged in merchant banking with K.C.L. Associates.

         Eric Protiva (59) became a director of the Company in March 1994. For more than the past five years, Mr. Protiva has been the Chairman of AMS Electronic GmBh, an entity headquartered in Munich, Germany he founded in 1982, which together with its majority-owned subsidiaries, is engaged in the electronic and fiber optics components and systems business in Europe.

         Brian McCann (32) became a director of the Company in October 1995. From 1996 until the present, Mr. McCann has served as the Vice President of New Business Development for ADVA Optical Services. For more than the past five years, Mr. McCann has held successive positions as Director of Sales and Marketing and Product Manager for 3M Specialty Optical Fibers.

         Anthony T. Castor (45) became a director of the Company in September 1996. From 1994 to present, Mr. Castor has been the President and Chief Executive Officer of Hayward Industries, Inc., a supplier of pumps, filters, heaters and other accessories for the pool and spa industries and industrial equipment. From 1987 to 1993, Mr. Castor was Corporate Vice President of Crompton & Knowles Corporation, a supplier of specialty chemicals and process equipment and President of its wholly-owned subsidiary, Ingredient Technology Corporation.

         Edgar Protiva and Eric Protiva are brothers.

         Directors are elected by the Company's stockholders at each annual meeting, or, in the case of a vacancy, are appointed by the directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. Officers are appointed by and serve at the discretion of the Board of Directors.

         Pursuant to the arrangements under which Hayward Industries, Inc. acquired its equity position in the Company, Anthony Castor was appointed as a director. The Company is obligated to use its best efforts to effectuate the election to the Board of Hayward's designee.

         The Board of Directors of the Company held 2 meetings and took action by consent 7 times during the fiscal year ended December 31, 1996. Each of the directors attended all of the meetings of the Board of Directors held during the term of his directorship. The Company does not have an Audit Committee, a Compensation Committee or a Nominating Committee. In January 1994, the Board of Directors established a Stock Option Committee, consisting of Edgar Protiva and Eric Protiva, to administer the Company's 1994 Stock Option Plan. The Stock Option Committee took action by consent 4 times during the fiscal year ended December 31, 1996.

                              DIRECTOR COMPENSATION

         Directors who are not employees of the Company receive a fee of approximately $500 for each meeting attended. During the fiscal year ended December 31, 1996, the Company granted

Director Options to purchase 1,000 shares of Class A Common Stock to each of Edgar Protiva, Eric Protiva and Brian McCann and Director Options to purchase 6,000 shares of Class A Common Stock to Anthony Castor, directors of the Company, under the Company's 1994 Stock Option Plan.

         The Company has entered into indemnification agreements with each of its directors and executive officers. Each such agreement provides that the Company will indemnify the indemnitee against expenses, including reasonable attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of the performance of his duties as an officer, director, employee or agent of the Company. Such indemnification is available if the acts of the indemnitee were in good faith, if the indemnitee acted in a manner he reasonably believes to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, the indemnitee had no reasonable cause to believe his conduct was unlawful.

                             EXECUTIVE COMPENSATION

         The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company to Brett Kingstone, the Company's Chairman, Chief Executive Officer and President, during the fiscal year ended December 31, 1996, for services rendered during the fiscal year ended December 31, 1996:


                           Summary Compensation Table

                Name and
           Principal Position                        Annual Compensation                  All Other Compensation
                                            Year    Salary          Bonus
Brett Kingstone                             1996    $85,961           $35,663                  $15,084 (1)
   Chairman, President and Chief
   Executive Officer

-----------------

(1) Represents $9,936 paid by the Company for Mr. Kingstone's automobile and other related expenses.


               PROPOSAL 2: AMENDMENT TO THE 1994 STOCK OPTION PLAN

         At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company's 1994 Stock Option Plan (the "Plan") in order to increase the number of shares reserved for issuance thereunder by 100,000 shares, from 150,000 shares to 250,000 shares of Class A Common Stock. The Plan was adopted by the Board of Directors in January 1994 and approved by the shareholders. On August 27, 1996, the Board of Directors adopted this amendment to the Plan and recommends that the shareholders approve such amendment.

         At April 14, 1997, options to purchase an aggregate of 236,231 shares of Class A Common Stock were outstanding under the Plan at exercise prices ranging from $5.00 to $9.25 per share.

Summary of the Plan

         The Plan currently covers 150,000 shares of Class A Common Stock and employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or options that do not qualify as incentive options ("non-qualified options"). The Plan, which expires in January 2004, is administered by the Board of Directors or a committee of the Board of Directors. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria utilized by the Board of Directors or the committee in granting options pursuant to the Plan is consistent with these purposes.

         Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No options may be granted under the Plan after January 2004.

         Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. An optionee may be granted more than one option under the Plan. The Board of

Directors or the committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or nonqualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contribution to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan.

         The Plan may be amended or terminated by the Board at any time. Any amendment which would increase the aggregate number of shares of Class A Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's shareholders. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

         The following table sets forth information with respect to options granted under the Plan since its effective date (excluding any options granted subject to approval of the foregoing amendment to the Plan) and options granted subject to approval of the foregoing amendment to the Plan (the "Contingent Options").

                                                             Number of Shares
                                                                Covered by             Number of
                                                              Options Granted            Shares             Average
                                                                (Excluding             Covered by          Exercise
                                                                Contingent             Contingent          Price Per
                    Name of Grantee                              Options)               Options             Shares
Brett Kingstone, Chairman, President                                   0                14,000              $7.67
    and Chief Executive Officer
All current executive officers, as a                              30,000                23,000              $7.00
    group
All current directors who are not                                 29,000                     0              $7.13
    executive officers, as a group
All employees, including all current                              91,000                63,231              $7.65
    officers who are not executive
    officers, as a group

              PROPOSAL 3: AMENDMENT TO CERTIFICATE OF INCORPORATION

         At the Annual Meeting, the stockholders are being asked to approve an amendment to the Company's Certificate of Incorporation to amend Article Fourth thereof to allow for certain limited transfers of the Class B Common Stock, without such shares of Class B Common Stock automatically converting into Class A Common Stock. The Amendment to the Certificate of Incorporation is attached as Exhibit A hereto.

         Currently, each share of Class B Common Stock automatically converts into one share of Class A Common Stock upon the sale, pledge, hypothecation or any other transfer of any interest in the Class B Common Stock. The Class A Common Stock and Class B Common Stock are substantially identical in all respects except that the Class B Common Stock has five votes per share while the Class A Common Stock has one vote per share. The proposed amendment would allow the holders of the Class B Common Stock to transfer such shares to any trust for the benefit of such holder thereof or members of his or her family without such shares of Class B Common Stock automatically converting into Class A Common Stock. The Board of Directors believes that forcing the conversion of the Class B Common Stock (thereby eliminating the super voting rights of the shares) upon such limited transfers serves no benefit to the Company and hinders the ability of the holders of Class B Common Stock to provide for estate planning.

         Brett Kingstone, the Chairman of the Board, President and Chief Executive Officer of the Company currently owns 483,264 shares of Class B Common Stock (100% of the outstanding Class B Common Stock) and intends to transfer substantially all of his shares of Class B Common Stock to a trust for the benefit of his family following the Annual Meeting. The Board of Directors recommends a vote for this proposal.


           PROPOSAL 4:  APPROVAL AND RATIFICATION OF THE APPOINTMENT
                            OF INDEPENDENT AUDITORS

         The Management of the Company recommends a vote for the ratification of the appointment of Coopers & Lybrand, L.L.P. Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1997. Coopers & Lybrand, L.L.P. has been the Company's auditors for the past fiscal year and has no direct or indirect financial interest in the Company. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.


               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS

         In January 1994, the Company entered into a three-year employment agreement with Brett Kingstone, the Chairman of the Board, Chief Executive Officer and President of the Company. The agreement with Mr. Kingstone is renewable automatically for successive one year terms and provides for base annual salary of $75,000 (subject to annual increases and bonuses at the discretion of the Board commencing April 22, 1995), and a monthly automobile allowance of $1,000. The agreement was renewed for a one-year term in January 1997.

         In the event of termination of Mr. Kingstone's agreement by the Company other than for cause (as defined therein), the Company has agreed to pay him severance in an amount equal to his then base annual salary for the balance of the initial term of the agreement (if applicable) plus six months. The agreement contains confidentiality and non-competition provisions.

                              CERTAIN TRANSACTIONS

         The Company's executive offices and one production facility are located in an approximately 17,000 square foot space in Orlando, Florida which is occupied pursuant to a lease which expires in March 1999 and provides for a base monthly rental of approximately $9,000. An entity ("Max King Realty") controlled by Brett Kingstone, the Chairman, Chief Executive Officer and president of the Company, owns the building which houses the Company's executive offices.

         On September 27, 1996, the Company entered into a lease agreement with Max King Realty for warehouse and office space of approximately 70,000 square feet that the Company expects to occupy in June 1997. This facility is intended to replace the Company's existing executive office and production facilities. Lease payments begin May 1, 1997 and last until the lease expires in May 2012, with an average monthly lease payment of approximately $64,500.

         On September 25, 1996, the Company entered into a Stock Purchase Agreement and a Distributorship Agreement with Hayward Industries, Inc. ("Hayward"). Under the terms of the Distributorship Agreement, Hayward acts as exclusive, worldwide distributor for the Company in the pool, spa and hot tub market. Under the terms of the Stock Purchase Agreement, Hayward purchased 249,480 shares of the Company's Class A Common Stock from the Company, at a price of $8.02 per share. In addition, the Company granted warrants for the purchase of up to 249,480 additional shares, at an exercise price of $8.02 per share. Vesting of the warrants is tied to achievement of annual minimum purchase commitments contained in the Distributorship Agreement. The warrants have a 10-year life and expire September 25, 2006. Additionally, the Company issued 522,000 warrants to purchase up to 522,000 shares of Class A Common Stock to Hayward, as well as certain other pre-emptive rights which arise in the event of a transaction that would otherwise result in Hayward's ownership of the Company falling below 10% of the Company's Class A Common Stock. The 522,000 warrants are exercisable subject to exercise of the Company's other outstanding warrants at a price equal to the then current market price, as defined. These warrants expire in May 1999. The Company has granted Hayward rights of first refusal to acquire any securities proposed to be sold by the Company to competitors of Hayward. The Company has granted Hayward certain registration rights with respect to the shares of Common Stock acquired under the Stock Purchase Agreement and shares issuable upon exercise of the warrants described above under the Securities Act of 1933, as amended.

                          COMPLIANCE WITH SECTION 16(a)

         To the Company's knowledge, there were no delinquent Section 16(a) filers except that a completed Form 3 was inadvertently not filed for Mr. John Stanney, the Company's Chief Operating and Financial Officer in April 1994 nor were Form 4's filed for option grants to Mr. Stanney during 1994, 1995 and 1996.

                                     GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, proxies will be voted on these other matters in accordance with the best judgment of the persons appointed to vote the proxies.

         The Company will bear the cost of preparing, assembling and mailing all proxy materials which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies, for no additional compensation, by telephone. The Company does not expect to pay any compensation for the solicitation of proxies.

         The Annual Report of the Company for the fiscal year ended December 31, 1996 is being mailed with this Proxy Statement to stockholders entitled to vote at the meeting. A copy of the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be furnished without charge to any stockholder upon written request to Super Vision International, Inc., 2442 Viscount Row, Orlando, Florida 32809, Attn: Investor Relations.

                              STOCKHOLDER PROPOSALS

         All proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders must be received at the Company's executive office no later than December 31, 1997, for inclusion in the proxy statement and form of proxy related to that meeting.

                                     By Order of the Board of Directors

                                     Brett Kingstone,
                                     Chairman, President and Chief
                                     Executive Officer

Dated:  April    , 1997

                                                        EXHIBIT A

                        CERTIFICATE OF AMENDMENT TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SUPER VISION INTERNATIONAL, INC.


         Super Vision International, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

         A. The name of the Corporation is Super Vision International, Inc. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on December 16, 1993. An Amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on March 3, 1994.

         B. This Amendment to the Certificate of Incorporation, as amended, was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

         C. Article IV of the Certificate of Incorporation is hereby amended as follows:

                  Section (d) of Article IV is hereby deleted in its entirety and replaced with the following:

                           "(d) each share of Class B Common Stock shall convert
                  automatically into one share of Class A Common Stock upon the sale, pledge, hypothecation or any other transfer of any interest therein including, without limitation, a transfer into a trust and by the operation of will or the laws of descent and distribution, except in the case of a transfer to a trust for the benefit of the holder of the shares of Class B Common Stock or members of his or her family."

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation, as amended, to be duly executed and attested by its duly authorized officers this ____ day of April, 1997.


                                            SUPER VISION INTERNATIONAL, INC.



                                            By: /s/ Brett Kingstone
                                              ---------------------------
                                                  President



[Corporate Seal]

ATTEST:



By: /s/ John Stanney
 ---------------------
      Secretary

PROXY



                        SUPER VISION INTERNATIONAL, INC.
                         ANNUAL MEETING OF STOCKHOLDERS


          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints Brett Kingstone or John P. Stanney as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at the Adams Mark Hotel, 1500 Sand Lake Road, Orlando, Florida 32809 on May 19, 1997 at 9:30 a.m. and at any adjournment thereof, and to vote the shares of Class A Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

         1.  Election of Directors

          FOR all nominees listed below |_|           WITHHOLDING AUTHORITY  |_|
          (except as marked to the                    to vote for all nominees
          contrary below)                             listed below

Brett M. Kingstone, Edgar Protiva, Eric Protiva, Brian McCann and Anthony Castor

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)


------------------------------------------------------------------------------

         2. To approve an amendment to the Company's 1994 Stock Option Plan in order to increase the number of shares of Class A Common Stock reserved for issuance thereunder from 150,000 to 250,000.

     FOR |_|                   AGAINST |_|                ABSTAIN |_|

         3. To approve an amendment to the Company's Certificate of Incorporation to amend Article Fourth thereof to allow for certain limited transfers of the Class B Common Stock.

     FOR |_|                   AGAINST |_|                ABSTAIN |_|

         4. Approval and ratification of the appointment of Coopers & Lybrand, L.L.P. as independent auditors.

     FOR |_|                   AGAINST |_|                ABSTAIN |_|

         5. In their discretion, proxies are authorized to vote upon such business as may properly come before the meeting.

         The shares of Class A Common Stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares of Class A Common Stock will be voted FOR the election of the nominees, FOR the Amendment to the 1994 Stock Option Plan, FOR the Amendment to the Certificate of Incorporation and FOR the approval and ratification of the appointment of Coopers & Lybrand, L.L.P. as the independent auditors of the Company.


                            DATED:______________________, 1997



                            ----------------------------------
                            Signature


                            ----------------------------------
                            Signature if held jointly.

                            (Please date, sign as name
                            appears at the left, and
                            return promptly. If the
                            Shares are registered in
                            the names of two or more
                            persons, each should sign.
                            When signing as Corporate
                            Officer, Partner, Executor,
                            Administrator, Trustee or
                            Guardian, please give full
                            title. Please note any
                            changes in your address
                            alongside the address as it
                            appears in the proxy.)

                                      -2-